UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report :  Dec. 4, 2002

SITESTAR CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-27763                                                                            88-0397234

(Commission File Number)              (IRS Employer Identification No.)

7109 Timberlake Road, Lynchburg, VA  24502

(Address of principal executive offices)

(434) 239-4272

(Issuer’s telephone number)

15303 Ventura Blvd., Suite 1510, Sherman Oaks, CA 91403

(Former name, address and telephone number)

ITEM 5.

REDEMPTION OF SHARES.

(a)

On December 4, 2002, Frederick T. Manlunas and Clinton J. Sallee entered into a Stock Redemption Agreement (the “Agreement”) with Sitestar Corporation (the “Company”).  Pursuant to the Agreement, the Company redeemed 32,483,346 shares of the Company’s common stock from Frederick T. Manlunas and Clinton J. Sallee in exchange for an aggregate purchase price of $766,659.

(b)

In conjunction with entering into the Agreement, the Company signed a Secured Promissory Note (the “Note”) whereby it promised to pay Clinton J. Sallee and Frederick T. Manlunas the principal sum of $766,659. The principal, with no accrued interest thereon, is due and payable in equal monthly installments of $33,333 each, beginning on December 4, 2002, and continuing for 22 consecutive months thereafter.

(c)

To secure payment of the Note, the Company has executed and delivered a UCC-1 Financing Statement and a Pledge and Irrevocable Proxy Security Agreement encumbering all of the redeemed shares of the Company.

ITEM 7.

FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)     Exhibits.

10.l

Stock Redemption Agreement by which the Company shall redeem 32,483,346 shares of common stock of the Company, dated December 4, 2002.

10.2

Secured Note between the Company and Clinton J. Sallee and Frederick T. Manlunas dated December 4, 2002.

10.3

Pledge and Irrevocable Proxy Security Agreement between the Company and Clinton J. Sallee and Frederick T. Manlunas dated December 4, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SITESTAR CORPORATION,

a Nevada corporation

  /s/ Frank Erhartic, Jr.

BY:

Frank Erhartic, Jr.

ITS:

President

Date: December 9, 2002